                                                                   EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-APR-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                        93-2A                 93-2C                93-2D                93-2E.A
                                                -----------------    -----------------     -----------------    -----------------
BEGINNING SECURITY BALANCE                      $   19,208,376.81    $   57,925,610.99     $   33,045,505.09    $   22,845,692.86
  Loans Repurchased                                            --                   --                    --                   --
  Scheduled Principal Distribution                      35,715.38            99,724.15            349,796.21           226,038.81
  Additional Principal Distribution                     12,003.09            31,297.04             50,012.35            30,261.83
  Liquidations Distribution                            932,646.66           520,484.35                    --           352,698.35
  Accelerated Prepayments                                      --                   --                    --                   --
  Adjustments (Cash)                                           --                   --                    --                   --
  Adjustments (Non-Cash)                                       --                   --                    --                   --
  Losses/Foreclosures                                          --                   --                    --                   --
  Special Hazard Account                                       --                   --                    --                   --
                                                -----------------    -----------------     -----------------    -----------------
    Ending Security Balance                     $   18,228,011.68    $   57,274,105.45     $   32,645,696.53    $   22,236,693.87
                                                =================    =================     =================    =================
INTEREST DISTRIBUTION:
Due Certificate Holders                         $      117,530.63    $      352,900.39     $      185,919.47    $      125,653.61
Compensating Interest                                    2,741.78             1,032.75                    --               814.21

  Trustee Fee (Tx. Com. Bk.)                               216.09               724.07                413.07               247.50
  Pool Insurance Premium (PMI Mtg. Ins.)                       --                   --                    --             5,026.05
  Pool Insurance (GE Mort. Ins.)                         4,648.43                   --              5,320.33                   --
  Pool Insurance (United Guaranty Ins.)                        --                   --                    --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                 --                   --                    --                   --
  Special Hazard Insurance (Comm. and Ind.)                912.40                   --                    --                   --
  Bond Manager Fee (Capstead)                              304.13               724.07                481.91               285.57
  Excess Compensating Interest (Capstead)                      --                   --                    --                   --
  Administrative Fee (Capstead)                            520.24             2,413.56              1,032.73               809.12
  Administrative Fee (Other)                                   --                   --                    --                   --
  Excess-Fees                                                  --                   --                    --                   --
  Special Hazard Insurance (Aetna Casualty)                    --                   --                    --                   --
  Other                                                        --                   --                    --                   --
                                                -----------------    -----------------     -----------------    -----------------
    Total Fees                                           6,601.29             3,861.70              7,248.04             6,368.24
                                                -----------------    -----------------     -----------------    -----------------
 Servicing Fee                                           5,689.24            14,975.76              9,123.59             6,136.07
 Interest on Accelerated Prepayments                           --                   --                    --                   --
                                                -----------------    -----------------     -----------------    -----------------
   Total Interest Distribution                  $      132,562.94    $      372,770.60     $      202,291.10    $      138,972.13
                                                =================    =================     =================    =================
LOAN COUNT                                                     75                  226                   187                  125
WEIGHTED AVERAGE PASS-THROUGH RATE                       7.513747             7.332159              6.571398             6.642888

                                                                   EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
For Month Ending:  25-APR-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                       93-2E.B               93-2G                1995-A               1996-A
                                                 ----------------     ----------------      ----------------     ----------------
BEGINNING SECURITY BALANCE                       $  66,697,565.87     $  94,176,018.63      $  19,083,811.06     $  17,532,533.61
  Loans Repurchased                                            --                   --                    --                   --
  Scheduled Principal Distribution                     107,294.77           162,349.37             21,712.68            23,585.48
  Additional Principal Distribution                     76,624.01            44,871.50              2,167.48             7,231.45
  Liquidations Distribution                            221,701.35         2,155,090.93            382,076.65           264,846.85
  Accelerated Prepayments                                      --                   --                    --                   --
  Adjustments (Cash)                                           --                   --                    --                   --
  Adjustments (Non-Cash)                                       --                   --                    --                   --
  Losses/Foreclosures                                          --                   --                    --                   --
  Special Hazard Account                                       --                   --                    --                   --
                                                 ----------------     ----------------      ----------------     ----------------
    Ending Security Balance                      $  66,291,945.74     $  91,813,706.83      $  18,677,854.25     $  17,236,869.83
                                                 ================     ================      ================     ================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $     394,153.23     $     555,281.78      $     131,047.02     $     117,072.95
Compensating Interest                                       17.88             5,587.61                    --                   --

  Trustee Fee (Tx. Com. Bk.)                               722.56             1,059.48                159.03               219.16
  Pool Insurance Premium (PMI Mtg. Ins.)                14,673.46                   --                    --                   --
  Pool Insurance (GE Mort. Ins.)                               --                   --              7,156.43             5,049.37
  Pool Insurance (United Guaranty Ins.)                        --                   --                    --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                 --                   --                    --                   --
  Special Hazard Insurance (Comm. and Ind.)                    --                   --                    --                   --
  Bond Manager Fee (Capstead)                              833.72             1,177.20                    --                   --
  Excess Compensating Interest (Capstead)                      --                   --                875.03               918.63
  Administrative Fee (Capstead)                          2,362.32             3,924.03                494.71               730.50
  Administrative Fee (Other)                                   --                   --                    --                   --
  Excess-Fees                                                  --                   --                    --                   --
  Special Hazard Insurance (Aetna Casualty)                    --                   --                437.34               401.78
  Other                                                        --                   --                    --                   --
                                                 ----------------     ----------------      ----------------     ----------------
    Total Fees                                          18,592.06             6,160.71              9,122.54             7,319.44
                                                 ----------------     ----------------      ----------------     ----------------
 Servicing Fee                                          17,388.81            23,338.99              5,963.73             4,796.18
 Interest on Accelerated Prepayments                           --                   --                    --                   --
                                                 ----------------     ----------------      ----------------     ----------------
   Total Interest Distribution                   $     430,151.98     $     590,369.09      $     146,133.29     $     129,188.57
                                                 ================     ================      ================     ================
LOAN COUNT                                                    239                  357                    92                   65
WEIGHTED AVERAGE PASS-THROUGH RATE                       7.091793             7.146652              8.240305             8.012963

                                                                   EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-APR-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                       1996-B              1996-C.1              1996-C.2             1996-C.3
                                                ----------------     ----------------      ----------------     ----------------
BEGINNING SECURITY BALANCE                      $  33,027,063.11     $   4,680,299.71      $  10,780,537.60     $   8,199,053.54
  Loans Repurchased                                           --                   --                    --                   --
  Scheduled Principal Distribution                     40,709.85             4,805.32             12,975.60             8,215.00
  Additional Principal Distribution                     7,683.75                (0.04)            23,240.84             1,461.72
  Liquidations Distribution                         1,830,226.30           497,107.78            322,494.78            97,851.41
  Accelerated Prepayments                                     --                   --                    --                   --
  Adjustments (Cash)                                          --                   --                    --                   --
  Adjustments (Non-Cash)                                      --                   --                    --                   --
  Losses/Foreclosures                                         --                   --                    --                   --
  Special Hazard Account                                      --                   --                    --                   --
                                                ----------------     ----------------      ----------------     ----------------
    Ending Security Balance                     $  31,148,443.21     $   4,178,386.65      $  10,421,826.38     $   8,091,525.41
                                                ================     ================      ================     ================
INTEREST DISTRIBUTION:
Due Certificate Holders                         $     216,244.74     $      33,710.16      $      72,962.38     $      56,290.10
Compensating Interest                                         --                   --              1,238.30                   --

  Trustee Fee (Tx. Com. Bk.)                              412.83                58.50                 89.84                68.32
  Pool Insurance Premium (PMI Mtg. Ins.)                8,925.57                   --                    --                   --
  Pool Insurance (GE Mort. Ins.)                              --             1,347.92                    --                   --
  Pool Insurance (United Guaranty Ins.)                       --                   --                    --             3,054.15
  Backup for Pool Insurance (Fin. Sec. Assur.)            866.23                   --                    --                   --
  Special Hazard Insurance (Comm. and Ind.)                   --                   --                    --                   --
  Bond Manager Fee (Capstead)                                 --                   --                    --             1,904.68
  Excess Compensating Interest (Capstead)               5,519.32                97.57                471.02               433.96
  Administrative Fee (Capstead)                         1,376.10               234.02                224.57               334.38
  Administrative Fee (Other)                                  --                   --                    --                   --
  Excess-Fees                                                 --                   --                    --                   --
  Special Hazard Insurance (Aetna Casualty)               955.03               107.26                    --               237.09
  Other                                                       --                   --                    --                   --
                                                ----------------     ----------------      ----------------     ----------------
    Total Fees                                         18,055.08             1,845.27                785.43             6,032.58
                                                ----------------     ----------------      ----------------     ----------------
 Servicing Fee                                          9,868.17             1,462.62              2,519.69             2,562.24
 Interest on Accelerated Prepayments                          --                   --                    --                   --
                                                ----------------     ----------------      ----------------     ----------------
   Total Interest Distribution                  $     244,167.99     $      37,018.05      $      77,505.80     $      64,884.92
                                                ================     ================      ================     ================
LOAN COUNT                                                   121                   22                    54                   39
WEIGHTED AVERAGE PASS-THROUGH RATE                      7.857002             8.643077              8.259404             8.517292